Warby Parker Announces Third Quarter 2023 Results
Net revenue increased 14.2% year over year to $169.8 million; Company raises outlook
Average Revenue per Customer increased 10.0% year over year to $284
Over 15 million pairs of glasses distributed through our Buy a Pair, Give a Pair program

NEW YORK, November 8, 2023. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the third quarter ended September 30, 2023.
“In Q3, we were proud to deliver our strongest revenue growth year-to-date at 14.2%,” said Co-Founder and Co-CEO Neil Blumenthal. “Fueling topline results were 11 new store openings, four collection launches, contacts outperformance, and more. Customers continue to find exceptional value in our products, and we are focused on finding more ways to serve them through our growing and highly productive retail footprint, product innovation, and broader holistic vision care services.”
“As we head into the busiest time of year, our team remains laser focused on delivering remarkable experiences and value for our customers. We are confident in our strategic direction and continue to believe we are in the early innings of delivering long-term, profitable growth,” added Co-Founder and Co-CEO Dave Gilboa.
Third Quarter 2023 Highlights
•Net revenue increased $21.1 million, or 14.2%, to $169.8 million.
•GAAP net loss of $17.4 million.
•Adjusted EBITDA(1) of $11.0 million and adjusted EBITDA margin(1) of 6.5%.
•Over 15 million pairs of glasses have now been distributed to people in need through our Buy a Pair, Give a Pair program.
Third Quarter 2023 Year Over Year Financial Results
•Net revenue increased $21.1 million, or 14.2%, to $169.8 million.
•Average Revenue per Customer increased 10.0% to $284. Active Customers increased 1.8% to 2.30 million.
•Gross profit increased 9.8% to $92.7 million.
•Gross margin was 54.6% compared to 56.7% in the prior year period. The decline in gross margin was primarily driven by the growth of contact lenses, which carry lower gross margins than our other eyewear, increased costs associated with optometrists as we scale our eye exam offering across our fleet, and increases in store occupancy costs as a percent of revenue primarily due to increased depreciation and rent charges as we grew our store base to 227 stores, up from 190 in the prior year period.
•Selling, general and administrative expenses (“SG&A”) were $112.5 million, up $4.4 million from the prior year, and represented 66.2% of revenue, down from 72.6% in the prior year period. Leverage in SG&A was primarily driven by reduced stock-based compensation costs and adjustments to our cost structure made last year, partially offset by increased marketing costs and technology costs. Adjusted SG&A(1) was $93.4 million, or 55.0% of revenue, versus $82.3 million, or 55.3% of revenue in the prior year period.
•GAAP net loss improved $6.4 million to $17.4 million, primarily as a result of the increase in revenue described above.
•Adjusted EBITDA(1) decreased $0.9 million to $11.0 million and adjusted EBITDA margin(1) decreased 1.5 points to 6.5%.
•Opened 11 new stores during the quarter, ending Q3 with 227 stores.
Balance Sheet Highlights
Warby Parker ended the third quarter of 2023 with $216.0 million in cash and cash equivalents.
2023 Outlook
For the full year 2023, Warby Parker is revising guidance to be as follows:
•Net revenue of $666 to $669 million, representing growth of approximately 11.5% at the midpoint versus full year 2022.
•Adjusted EBITDA(1) of approximately $52.7 million, or adjusted EBITDA margin(1) of 7.9%.
•On track for 40 new store openings this year.
“While both our top and bottom line exceeded our prior outlook for the third quarter, we are cognizant of headwinds facing the consumer in the current macro environment,” said Chief Financial Officer Steve Miller. “Given our outperformance year-to-date, we are raising our full year revenue guidance and maintaining a disciplined approach to spend.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s third quarter 2023 results, as well as fourth quarter and full year 2023 outlook, is scheduled for 8:00 a.m. ET today. To participate, please dial 833-470-1428 from the U.S. or 646-904-5544 from international locations. The conference passcode is 323975. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and growth in our e-commerce channel, delivering stakeholder value, growing market share, and our guidance for the quarter and year ending December 31, 2023; expectations regarding the number of new store openings during the year ending December 31, 2023; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; increases in component and shipping costs and changes in supply chain; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to engage our existing customers and obtain new customers; planned new retail stores in 2023 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; a resurgence of COVID-19 or the spread of new infectious diseases; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customer is defined as a unique customer that has made at least one purchase of any product or service in the preceding 12-month period.
Average Revenue per Customer is defined as net revenue for a given period divided by the number of Active Customers as of the end of that same period.
Non-GAAP Financial Measures
We use adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted cost of goods sold (“adjusted COGS”), adjusted gross margin, adjusted gross profit, and adjusted selling, general, and administrative expenses (“adjusted SG&A”) as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, and non-recurring costs such as major system implementation costs and restructuring costs. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.
Adjusted net income (loss) is defined as net income (loss) adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as major system implementation costs and restructuring costs, and as further adjusted for estimated income tax on such adjusted items.
Adjusted earnings (loss) per share is defined as adjusted net income (loss) divided by adjusted weighted average shares outstanding.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted gross profit is defined as net revenue minus adjusted COGS. Adjusted gross margin is defined as adjusted gross profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, and non-recurring costs such as major system implementation costs and restructuring costs.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our adjusted EBITDA margin guidance to GAAP net income (loss) margin, or net margin, or adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance for GAAP net margin or GAAP net income (loss) due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and adjusted EBITDA margin and GAAP net income (loss) and adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the adjusted EBITDA margin guidance to GAAP net margin and adjusted EBITDA guidance to GAAP net income (loss). However, such items could have a significant impact on GAAP net margin and GAAP net income (loss).
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in more than 200 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 15 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$215,965	$208,585
Accounts receivable, net	721	1,435
Inventory	63,617	68,848
Prepaid expenses and other current assets	15,179	15,700
Total current assets	295,482	294,568

Property and equipment, net	151,109	138,628
Right-of-use lease assets	120,359	127,014
Other assets	7,929	8,497
Total assets	$574,879	$568,707

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,207	$20,791
Accrued expenses	54,640	58,222
Deferred revenue	17,623	25,628
Current lease liabilities	23,086	22,546
Other current liabilities	2,254	2,370
Total current liabilities	121,810	129,557

Non-current lease liabilities	147,096	150,832
Other liabilities	1,362	1,672
Total liabilities	270,268	282,061
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000,000 shares authorized at September 30, 2023 and December 31, 2022, 97,779,105 and 96,115,202 issued and outstanding at September 30, 2023 and December 31, 2022, respectively; Class B: 150,000,000 shares authorized at September 30, 2023 and December 31, 2022, 19,479,598 and 19,223,572 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	954,019	890,915
Accumulated deficit	(647,784)	(603,634)
Accumulated other comprehensive loss	(1,636)	(647)
Total stockholders’ equity	304,611	286,646
Total liabilities and stockholders’ equity	$574,879	$568,707

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$169,849	$148,777	$507,910	$451,619
Cost of goods sold	77,117	64,359	229,752	191,208
Gross profit	92,732	84,418	278,158	260,411

Selling, general, and administrative expenses	112,499	108,090	328,585	349,904
Loss from operations	(19,767)	(23,672)	(50,427)	(89,493)

Interest and other income (loss), net	2,655	(183)	6,815	(75)

Loss before income taxes	(17,112)	(23,855)	(43,612)	(89,568)
Provision for income taxes	301	(12)	538	574
Net loss	$(17,413)	$(23,843)	$(44,150)	$(90,142)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.21)	$(0.38)	$(0.79)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	118,003,640	115,249,431	116,995,545	114,681,893

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(44,150)	$(90,142)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,184	22,947
Stock-based compensation	54,083	78,209
Non-cash charitable contribution	3,191	3,270
Asset impairment charges	1,407	1,509
Amortization of cloud-based software implementation costs	1,679	96
Change in operating assets and liabilities:
Accounts receivable, net	714	(126)
Inventory	5,231	(13,522)
Prepaid expenses and other assets	410	(4,546)
Accounts payable	2,756	(9,209)
Accrued expenses	(1,207)	(4,319)
Deferred revenue	(8,005)	(5,796)
Other current liabilities	(116)	(6)
Right-of-use lease assets and current and non-current lease liabilities	3,458	6,346
Other liabilities	(309)	1,820
Net cash provided by (used in) operating activities	47,326	(13,469)
Cash flows from investing activities
Purchases of property and equipment	(40,098)	(45,966)
Investment in optical equipment company	(1,000)	—
Net cash used in investing activities	(41,098)	(45,966)
Cash flows from financing activities
Proceeds from stock option exercises	1,017	295
Proceeds from shares issued in connection with employee stock purchase plan	1,124	1,754
Proceeds from repayment of related party loans	—	45
Net cash provided by financing activities	2,141	2,094
Effect of exchange rates on cash	(989)	(1,190)
Net change in cash and cash equivalents	7,380	(58,531)
Cash and cash equivalents, beginning of period	208,585	256,416
Cash and cash equivalents, end of period	$215,965	$197,885
Supplemental disclosures
Cash paid for income taxes	$400	$471
Cash paid for interest	155	89
Cash paid for amounts included in the measurement of lease liabilities	27,124	23,262
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$5,941	$4,819

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measure, which is net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	unaudited (in thousands)		unaudited (in thousands)
Net loss	$(17,413)	$(23,843)	$(44,150)	$(90,142)
Adjusted to exclude the following:
Interest and other income (loss), net	(2,655)	183	(6,815)	75
Provision for income taxes	301	(12)	538	574
Depreciation and amortization expense	9,760	8,342	28,184	22,947
Asset impairment charges	757	1,097	1,407	1,509
Stock-based compensation expense(1)	16,466	24,358	54,496	78,603
Non-cash charitable donation(2)	2,591	—	3,191	3,270
Amortization of cloud-based software implementation costs(3)	853	96	1,679	96
ERP implementation costs(4)	371	170	4,413	170
Restructuring costs(5)	—	1,535	—	1,535
Adjusted EBITDA	11,031	11,926	42,943	18,637
Adjusted EBITDA margin	6.5%	8.0%	8.5%	4.1%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended September 30, 2023 and 2022, the amount includes $0.2 million and $0.1 million, respectively, of employer payroll costs associated with releases of RSUs and option exercises. For both the nine months ended September 30, 2023 and 2022, the amount includes $0.4 million of employer payroll costs associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 56,938 shares of Class A common stock to charitable donor advised funds in June 2023 and 178,572 shares of Class A common stock in both August 2023 and May 2022 to the Warby Parker Impact Foundation.
(3)    Represents the amortization of costs capitalized in connection with the implementation of cloud-based software.
(4)    Represents internal and external non-capitalized costs related to the implementation of our new Enterprise Resource Planning (“ERP”) system.
(5)    Represents employee severance and related costs for our restructuring plan that was executed in August 2022.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes and ERP implementation costs, if applicable.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022	2023	2022	2023	2022
	(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$77,117	$64,359	$76,835	$64,120	$229,752	$191,208	$228,976	$190,499
% of Revenue	45.4%	43.3%	45.2%	43.1%	45.2%	42.3%	45.1%	42.2%

Gross profit	$92,732	$84,418	$93,014	$84,657	$278,158	$260,411	$278,934	$261,120
% of Revenue	54.6%	56.7%	54.8%	56.9%	54.8%	57.7%	54.9%	57.8%

Selling, general, and administrative expenses	$112,499	$108,090	$93,353	$82,266	$328,585	$349,904	$267,261	$267,035
% of Revenue	66.2%	72.6%	55.0%	55.3%	64.7%	77.5%	52.6%	59.1%

Net (loss) income	$(17,413)	$(23,843)	$1,634	$1,558	$(44,150)	$(90,142)	$13,041	$(4,225)
% of Revenue	(10.3)%	(16.0)%	1.0%	1.0%	(8.7)%	(20.0)%	2.6%	(0.9)%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$77,117	$64,359	$229,752	$191,208
Adjusted to exclude the following:
Stock-based compensation expense(1)	282	239	776	709
Adjusted cost of goods sold	$76,835	$64,120	$228,976	$190,499

Gross profit	$92,732	$84,418	$278,158	$260,411
Adjusted to exclude the following:
Stock-based compensation expense(1)	282	239	776	709
Adjusted gross profit	$93,014	$84,657	$278,934	$261,120

Selling, general, and administrative expenses	$112,499	$108,090	$328,585	$349,904
Adjusted to exclude the following:
Stock-based compensation expense(1)	16,184	24,119	53,720	77,894
Non-cash charitable donation(2)	2,591	—	3,191	3,270
ERP implementation costs(3)	371	170	4,413	170
Restructuring costs(4)	—	1,535	—	1,535
Adjusted selling, general, and administrative expenses	$93,353	$82,266	$267,261	$267,035

Net loss	$(17,413)	$(23,843)	$(44,150)	$(90,142)
Provision for income taxes	301	(12)	538	574
Loss before income taxes	(17,112)	(23,855)	(43,612)	(89,568)
Adjusted to exclude the following:
Stock-based compensation expense(1)	16,466	24,358	54,496	78,603
Non-cash charitable donation(2)	2,591	—	3,191	3,270
ERP implementation costs(3)	371	170	4,413	170
Restructuring costs(4)	—	1,535	—	1,535
Adjusted provision for income taxes(5)	(682)	(650)	(5,447)	1,765
Adjusted net income (loss)	$1,634	$1,558	$13,041	$(4,225)

Adjusted weighted average shares - diluted	118,617,828	115,844,962	117,855,800	114,681,893
Adjusted diluted earnings (loss) per share	$0.01	$0.01	$0.11	$(0.04)
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended September 30, 2023 and 2022, the amount includes $0.2 million and $0.1 million, respectively, of employer payroll costs associated with releases of RSUs and option exercises. For both the nine months ended September 30, 2023 and 2022, the amount includes $0.4 million of employer payroll costs associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 56,938 shares of Class A common stock to charitable donor advised funds in June 2023 and 178,572 shares of Class A common stock in both August 2023 and May 2022 to the Warby Parker Impact Foundation.
(3)    Represents internal and external non-capitalized costs related to the implementation of our new ERP system.
(4)    Represents employee severance and related costs for our restructuring plan that was executed in August 2022.
(5)    The adjusted provision for income taxes is based on long-term estimated annual effective tax rate 29.46% in both 2023 and 2022. The Company may adjust its adjusted tax rate as additional information becomes available or events occur which may materially affect this rate, including impacts from the rapidly evolving global tax environment, significant changes in our geographic mix, merger and acquisition activity, or changes in our business outlook.

Contacts
Investor Relations:
Jaclyn Berkley
Brendon Frey
investors@warbyparker.com

Media:
Lena Griffin
lena@derris.com

Source: Warby Parker Inc.